UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2010

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York, 11530

(Address of Principal Executive Offices)(Zip Code)

516-683-6000
 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 9, 2010, Lifetime Brands, Inc. (the “Company”) entered into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent and a co-collateral agent (the “Revolving Credit Agreement”) to replace its existing revolving credit facility with HSBC Bank USA, National Association.  Simultaneously, the Company executed a second lien credit agreement with Citibank, N.A., as administrative agent and collateral agent (the “Second Lien Credit Agreement”).

A summary of the principal terms of the Revolving Credit Agreement follows:

Type and amount of facility:
The Revolving Credit Agreement is a senior, secured revolving credit facility in the amount of up to $125.0 million, with an expansion option permitting the Company, subject to certain conditions, to increase the amount up to $150.0 million.  The revolving credit facility has a maturity date of June 9, 2015.

The proceeds of the revolving credit facility are to be used: (i) to repay amounts outstanding under the Company’s existing credit facility, (ii) to partially repay the Company’s 4.75% Convertible Senior Notes due 2011 and (iii) for working capital and general corporate purposes of the Company and its subsidiaries.

Availability:
Availability under the Revolving Credit Agreement is equal to (i) the lesser of $125.0 million and the borrowing base, minus (ii) the sum of (x) the aggregate outstanding amount of borrowings under the revolving credit facility and (y) the undrawn amount of outstanding letters of credit.  Availability is subject to reserves that may be established by the administrative agent in its permitted discretion.

The borrowing base is equal to the sum of (i) 85% of eligible accounts receivable, as defined in the Revolving Credit Agreement, (ii) the product of 85% multiplied by the net orderly liquidation value percentage identified in the most recent inventory appraisal ordered by the administrative agent multiplied by eligible inventory, as defined in the Revolving Credit Agreement and (iii) the lesser of (x) 50% of the orderly liquidation value identified in the most recent trademark appraisal ordered by the administrative agent of eligible trademarks, as defined in the Revolving Credit Agreement, and (y) $10.0 million.  The borrowing base also is subject to reserves that may be established by the administrative agent in its permitted discretion.

Letters of credit:	Up to $30.0 million of the revolving credit facility is available for the issuance of letters of credit, of which not more than $15.0 million may be used for standby letters of credit.

Swing line loans:	$12.5 million of the revolving credit facility is available for swing line loans from JPMorgan Chase Bank, N.A., in its capacity as a lender.

Collateral:
The revolving credit facility is secured by a first lien priority security interest in all of the tangible and intangible assets of the Company and its domestic subsidiaries, except for real property and except as set forth below regarding the Company’s shares in LTB de Mexico, S.A. de C.V.  Included in the security granted under the Revolving Credit Agreement is a pledge of the Company’s outstanding shares of equity interests in its subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the Company’s equity interests).

Interest rate options:
The Company may elect that the loans comprising each borrowing bear interest at a rate per annum equal to (a) an alternate base rate, plus the applicable margin or (b) the adjusted LIBO rate, plus the applicable margin.

The applicable margin is based upon the amount of availability, and ranges from 1.25% to 1.75% in the case of ABR Loans, and 2.25% to 2.75% in the case of Eurodollar Loans.

Commitment fee:	0.5% per annum of the average daily amount of the undrawn principal amount of the total commitments of the lenders.

Financial covenant:
If availability under the Revolving Credit Agreement is less than 14% of the total loan commitment, the Company will be required to maintain a minimum fixed charge coverage ratio of 1.10 to 1.00, which covenant would remain effective until availability under the revolving credit facility is at least 16% of the total loan commitment for a period of three consecutive months.

A summary of the principal terms of the Second Lien Credit Agreement follows:

Type and amount of facility:
A second lien term facility in an aggregate principal amount of up to $40.0 million maturing on June 8, 2015.  There is no scheduled amortization of principal, and any prepayment prior to June 9, 2011 is subject to a 3.0% prepayment fee, then 1.0% if prepaid prior to June 9, 2012, and no prepayment fee thereafter.

The proceeds of the Second Lien Credit Agreement are to be used to repay amounts outstanding under the Company’s existing credit facility and partially refinance the Company’s 4.75% Convertible Senior Notes due 2011.

Availability:	At closing, the Company borrowed $10.0 million under the Second Lien Credit Agreement. The additional $30.0 million is available, in a single draw only, any time on or prior to August 6, 2010.

Commitment fee:	1.00% per annum of the aggregate undrawn principal amount of the Second Lien Credit Agreement outstanding after June 9, 2010 through the date of the second draw.

Collateral:
The Second Lien Credit Agreement is secured by a second lien priority security interest in all of the tangible and intangible assets of the Company and its domestic subsidiaries, except for real property and except as set forth below regarding the Company’s shares in LTB de Mexico, S.A. de C.V.  Included in the security granted under the Second Lien Credit Agreement is a second lien pledge of the Company’s outstanding shares of equity interests in its subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the Company’s equity interests), except that the second lien lenders have a first lien pledged interest in 65% of the Company’s shares in LTB de Mexico, S.A. de C.V. (the lenders of the Revolving Credit Agreement have a second lien pledged interest in these shares).

Interest rates:
The Company may elect that the loans under the Second Lien Credit Agreement bear interest based on the alternate base rate plus a margin of 7.50%, or the adjusted LIBOR rate (but in no case less than 1.50%) plus a margin of 8.50%.

Financial covenants:	The Company is required to maintain EBITDA (as defined in the Second Lien Credit Agreement) of not less than $30.0 million for all trailing four fiscal quarters.

There are the following limitations on capital expenditures:

Period	Amount (in millions)
June 9, 2010 - December 31, 2010	$7.0
January 1, 2011 - December 31, 2011	$7.5
January 1, 2012 - December 31, 2012	$8.0
January 1, 2013 - December 31, 2013	$8.5
January 1, 2014 - December 31, 2014	$9.0
January 1, 2015 – June 8, 2015	$5.0

*****

The information provided in this Item 1.01. is qualified in its entirety by reference to the terms and conditions of the Revolving Credit Agreement and Second Lien Credit Agreement, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in “Item 1.01. — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1
Credit Agreement dated as of June 9, 2010, among Lifetime Brands, Inc., JPMorgan Chase Bank, N.A., as administrative agent and a co-collateral agent, and HSBC Business Credit (USA) Inc., as syndication agent and a co-collateral agent, with exhibits.

99.2	Second Lien Credit Agreement dated as of June 9, 2010, among Lifetime Brands, Inc. and Citibank, N.A., as administrative agent and collateral agent, with exhibits.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer
and Chief Financial Officer

Date:  June 15, 2010